EXHIBIT 23.1


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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We consent to the incorporation by reference in the Registration Statement of
Netsmart Technologies, Inc. and Subsidiary (the "Company") on Form S-8 (File No. 333-96015) of our report dated February 4, 2005 on our audits of the consolidated financial statements of the Company as of December 31, 2004 and 2003, and for the three years in the period ended December 31, 2004, which report is included in this Annual Report on Form 10-K/A of Netsmart Technologies, Inc. for the year ended December 31, 2004.




/s/ Marcum & Kliegman LLP
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Marcum & Kliegman LLP
Melville, NY
December 7, 2005